Exhibit 32.2

         I, Jay Thailer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of DVL, Inc. on Form 10-Q for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of DVL, Inc.

Date: November 13, 2003                    By:      /s/ Jay Thailer
                                                    -----------------------

                                           Name:    Jay Thailer
                                           Title:   Chief Financial Officer